Exhibit 10.14

Edition 202104

Working capital Loan Contract

Bank of Jiangsu Co. LTD

Working capital loan Contract

Together with serial number: JK022222000665

Borrower: Jiangsu Huhu Electromechanical Technology Co., LTD

Legal representative/person in charge: Wang Ushered

Mailing address: 3-1208 Tian 'an Wisdom City, No. 228 Linghu Avenue, Xinwu District, Wuxi City

Tel: 18112388986

Fax: /

Email: /

Lender: Bank of Jiangsu Co., LTD. Wuxi New District Branch

Legal Representative/person in charge: Liu Qi

Mailing address: No.8 Changjiang North Road, Wuxi City, Jiangsu Province

In accordance with relevant national laws and regulations, both parties have reached a consensus to enter into this contract and are willing to comply with it.

Abide by all the terms and conditions of this contract.

Article 1 Terms of the Loan

I. Amount of the loan: (currency) People's currency (written in large letters) three million yuan only.

Ii. Term of Loan: from March 15, 2022 to March, 14，2023

3. Borrowing interest rate

1. The interest rate of RMB loan is type A of the following "(√)" shall prevail.

A The interest rate of the loan under this contract is fixed, with an annual interest rate of 4.4%

（ The loan shall be made at the one-year term/five-year term of the latest public cloth one day prior to the signing of this Contract

Market quoted rate (LPR) of 3.7% plus (plus/minus) 70 Per BP(1 BP is equal to 0.01 percentage points) executed), the interest rate during the term of the contract Unchanged）

B. The loan under this Contract is at a fixed interest rate, and the executive annual interest rate is the market quoted interest rate (L PR)/(plus/minus)/BP(1 BP equals 0. 01 percent) which was recently published on the day before the loan is issued Point), the interest rate remains unchanged during the term of the Contract;

C. The loan hereunder is subject to a floating interest rate which is the most recent one day before the date of issuance of the loan

A published market quoted rate (LPR) for loans with a maturity of more than five years.

/ (plus/minus)/BP(1 BP is 0.01 percentage points), together with the interest rate of the last published LPR for the same period on the day before the adjustment according to the above fluctuation rules, the adjustment period is adjusted by. / (month/quarter/half year/year)

On, the day of the adjustment is.

Special tips: If you choose B or C above, The interest rate (LPR)/(plus/minus)./ BP(1 BP equals 0.01 percentage points) is estimated at the execution annual interest rate based on the market quotation rate (LPR)/(plus/minus) The interest rate is for the borrower's reference only The actual executed annual interest rate at the time of granting the loan is subject to the loan record.

2. The interest rate for foreign exchange loan is as follows:

A. The loan under this contract is at a fixed interest rate of/(in words) months

/ (LIB /H /SI)+./ %, with an annual interest rate of./ % executed,

The contract interest rate remains unchanged during the term of the contract;

B. The loan under this Contract shall be at a floating rate of interest of/(in words) months

/ (LIBOR/HIBOR/SIBOR)+. Exercise annual interest rate / %,

The contract interest rate shall be adjusted to the actual execution at the time the loan is granted

The annual interest rate is subject to the loan record

3 Interest calculation

The interest on the loan hereunder shall be calculated on the basis of the actual amount of the loan and the actual number of days of the loan from the date of issuance of the loan. Except for the overdue compound interest, it shall be calculated by simple interest and calculated on a daily basis Interest rate = annual interest rate /360.

4. The purpose of the loan is to buy constant temperature heating belt, etc.

The Borrower shall use the loan strictly in accordance with the purpose agreed herein without the consent of the Lender

It shall not change the purpose of the loan or misappropriate the loan.

The borrower undertakes that the borrowed funds shall not be used in any form for fixed assets, investment in equity or in areas or purposes that violate the credit policies of the State, and shall not be used for stocks, bonds,

Investment in futures, financial derivatives and asset management products shall not be engaged in illegal activities.

5. Ious for Loans

The Loan note is the loan voucher of the Borrower under this contract. It is an integral part of this Contract and has the same legal effect as this Contract.Where the Borrower's loan amount, issue date, maturity date, interest rate and other loan contents under this Contract are inconsistent with those recorded in the loan record, the borrower shall borrow the loan

The record of loan record shall prevail.

Article 2 Interest on loan

1. The interest of the loan hereunder shall be settled on a monthly (monthly/quarterly) basis, with the date of settlement being every month The 20th day of (month/quarter end).If the date of the last payment of the principal is not settled Date, then the outstanding interest accrues with the capital.

2. The Borrower shall pay interest on each settlement date and the Lender may do so from the Borrower in Jiangsu

It is deducted directly from the account opened by the bank.

Article 3 Penalty interest and compound interest

If the loan under this contract is overdue or not used according to the purpose agreed herein, the penalty interest shall be adopted

Interest and compound interest shall be calculated in Method A as follows:

A. When the fixed interest rate loan is due (including early maturity), the borrower fails to pay the full amount on time

In case of repayment of the loan, the Lender shall have the right to charge an additional 50 per cent of the loan interest rate under this Contract from the overdue date % penalty interest;If the borrower fails to use the loan for the purposes agreed in the contract, the lender shall have the right to self-impose

From the date of misappropriation, the penalty interest shall be calculated and levied at an additional rate of 100 percent according to the interest rate of loan under this contract.

The overdue interest (including the penalty interest) paid by the borrower shall be calculated and compounded at the interest rate of this contract

If the payment is overdue, compound interest will be charged at the penalty interest rate.

B. If the borrower fails to repay the loan in full and on time when the loan with the floating interest rate is due (including early maturity), the lender shall have the right to apply the floating interest rate plus fee for the current period from the overdue date % shall be calculated and charged as penalty interest;If the borrower fails to use the loan for the purposes agreed in the contract, the lender shall have the right to self-impose

The penalty interest shall be calculated and charged at the current floating interest rate plus % from the date of misappropriation.

The overdue interest (including the penalty interest) paid by the borrower shall be compounded at the rate of this contract.

If the loan is overdue, the penalty interest rate will be calculated and compounded.

Article 4 Conditions for withdrawal

1. The Borrower may withdraw the money when this Contract becomes effective and the following conditions are met (the Lender agrees

Except for those exempted):

(1) The Borrower has opened the relevant Renminbi and/or foreign exchange with the Lender or any of its branches

An account;

(2) the Borrower has provided the Lender with legal documents proving the legality of the Borrower, including but not limited to the latest and valid business license, approval certificate, joint venture or cooperation contract,

Articles of association etc.;

(3) The Borrower has submitted the Application for Withdrawal and the Letter of Authorization for Payment to the Lender;

(4) The guarantee contract related to the loan has come into force and the legal and valid guarantee has been completed

Formalities, and during the term of this Contract, no breach of contract has occurred to the guarantor under the guarantee contract;

(5) Related to this Contract and required by the Lender, including but not limited to approval, registration and preparation

Documents, insurance, notarization, witness and other procedures have all been completed;

(6) The borrower has provided proof to the lender that the registered capital of the Borrower has been invested Capital verification report;

(7) According to the provisions of the borrower's internal authorization system, the borrower has provided the loan to the lender

The resolution of the Board of Directors and/or the Board of Shareholders (general) to approve the loan under this Contract And a letter of authorization;

(8) The Borrower has provided the Lender with evidence of the purpose of the loan under this Contract

Materials;

(9) the Borrower has provided the Lender with a letter of ious bearing the valid seal of the Borrower;

(10) The Borrower shall secure the loan contract and security contract when the Lender deems it necessary

Notarization of certificate contracts, collateral contracts, etc., which have the effect of compulsory execution;

(11) The Borrower and/or the guarantor have paid all fees payable under this Contract

With (if any);

(12) The Borrower has not occurred under this Contract as well as with the Lender, Bank of Jiangsu Co., LTD

Any breach under any other contract entered into by any other branch of the Company or any third party;

(13) Other withdrawal conditions agreed upon by both parties: this column is blank.

Article 5 Withdrawal Plan

After meeting all the prerequisites for withdrawal, the Borrower may apply to the Lender for withdrawal once or in installments, and with the consent of the lender, the specific amount, term and interest rate of withdrawal shall be used as a debit note

The record shall prevail.

Article 6 Terms of Payment

1. The loan under this Contract shall be paid in the first method below;

1. Method of entrusted payment. The Lender shall, based on the Borrower's withdrawal application and payment authorization, pay the loan funds through the Borrower's account to the Borrower transaction conforming to the purpose agreed herein

Object.

2. Autonomous payment method. After the Lender releases the loan funds to the Borrower's account in accordance with the Borrower's withdrawal application, the Borrower shall, in accordance with the plan determined at the time of application, pay the Borrower's counterparty conforming to the agreed purposes of this Agreement at its own discretion. The Borrower undertakes to submit to the Lender, as required by the Lender, at least within 30 days after the disbursement of the loan funds, trade contracts, invoices and transfer documents corresponding to the payment

Certificates and other documents.

3 Partial fiduciary payment methods.Any single amount exceeding RMB/RMB (the foreign exchange loan shall be converted at the foreign exchange purchase price published by the lender on the date of the entrusted payment)

Payment shall be made by the entrusted payment method, and the rest may be made by the independent payment method.

2. If the borrower falls under any of the following circumstances, the lender has the right to negotiate with the borrower to supplement the loan payment terms;If consultation fails, the Lender has the right to stop payment of the loan funds or request the loan

Early repayment of the loan granted:

1. Declining credit standing;

2. The profitability of main business is not strong, breaking the agreed financial indicators;

3. Failure to pay the loan funds as agreed in the contract;

4. breach the contract and evade the entrusted payment by the lender by breaking the whole into pieces.

5. Failing to comply with the commitments;

6. Other circumstances in violation of the contract.

Article 7 Repayment

1. The sources of repayment by the Borrower shall include but not limited to revenue.

Ii. The Borrower shall make repayment in the first method below

1. Pay interest on a monthly or quarterly basis, and repay the loan principal in a lump sum at maturity in accordance with this Contract

The interest settlement rules stipulated in Article 2 shall be executed;

2. Monthly repayment of the same amount of principal and interest, that is, except for the first and last two months, the principal and interest of the loan shall be repaid with a fixed amount every month, and the remaining principal and interest of the loan shall be repaid on the maturity date.The formula for calculating the monthly repayment amount is as follows

The following:

Monthly repayment amount (except the first/last two months)= loan principal × monthly interest rate ×(1+ monthly interest rate)n ÷[(1+ monthly interest rate) n-1], where n is the number of months borrowed, monthly interest rate = year

Interest rate /12.

3. Make monthly equal principal repayment, that is, repay the principal of the loan at a fixed amount each month except for the first and last two months, and repay the interest actually incurred in that month, and repay the remaining loan principal on the due date of the loan Interest.The monthly payment amount is calculated using the following formula:Monthly repayment amount (except first/last two months)= principal borrowed ÷ number of months borrowed +(borrowed

Principal - cumulative amount of principal repaid) x monthly interest rate, where monthly interest rate = annual interest rate /12.

If the repayment method is equal to the principal and interest per month or the principal per month, the borrower may pay the actual amount of the principal and interest per month through the business branches of Bank of Jiangsu or through electronic channels

(including but not limited to mobile banking and online banking) for inquiry.

4. Small and micro "easy return" way:

a. The interest is paid monthly, and the principal is repaid monthly/quarterly/semi-annually

In yuan (large writing: /), the remaining principal and interest are payable in one instalment.

b. Apportioned repayment on an annual basis.According to the___The amount of monthly repayment is calculated by the annual equivalent principal and interest, and the remaining principal and interest are due for one-time repayment.For example, if the loan of 3 years is paid in 5 years' apportionment, that is, the loan principal is calculated in 5 years' "monthly repayment of the same amount of principal and interest" for every 1 to 35 months Monthly payment, the remaining principal and interest in the 36th month in a single repayment).

5. Other repayment methods:.

Iii. Payment date

1. Where the repayment method (1) of the preceding paragraph is adopted, the due date of the loan shall be the date of the last repayment.

The interest shall be clear with the principal.

2. If the repayment methods in item 2, 3 and 4 of the preceding paragraph are adopted, the first payment date shall be the first interest payment date/district /, and the date of payment shall be the corresponding day of every month/at the end of every quarter/at the end of every half year of every month thereafter;If there is no corresponding date, the repayment date shall be the last day of the month. Last installment of repayment

Date is the due date of the loan.

If the above repayment date falls on a non-bank business day, it will be deferred to the next business day.

4. If the borrower needs to extend the loan term, it shall apply to the lender 30 working days before the maturity date of the loan

The borrower shall submit a written application and handle the extension after obtaining the consent of the lender.

5. The Borrower irrevocably authorizes the Lender to deduct from any account opened by the Borrower at any branch of the Bank of Jiangsu Co., Ltd. in full or before maturity If the amount deducted is foreign exchange, the lender shall announce it on the date of the deduction

Is converted to the spot buying price.

6. The Borrower shall repay the debt in the second of the following methods:

1. The Borrower shall open with the Lender a special repayment reserve account for the loans under this Contract. During the term of existence of the Loan, the Borrower shall collect the funds collected from the loan in this account and ensure that the balance of the funds in this account shall not be less than (currency)/(large) L at any time .The account is subject to the supervision of the lender and cannot be used for settlement, and the lender has rights in the account Direct debit and return the principal and interest of the loan.

2. The Borrower shall establish a unit settlement account with the Lender and shall include the cash flow from its daily income into this account according to the proportion of the total amount of the credit extended by the Borrower to the total amount of the credit extended by the Borrower to the financial institution, and the balance of the fund in this account shall not be less than (currency)/(written in large)/at any time. The Borrower shall repay the current borrowings in full in the account before each repayment date And authorizes the Lender to directly deduct and repay the principal and interest of the loan from the account.

Vii. The Borrower shall obtain the consent of the Lender to repay part or all of the loan in advance, and the interest on the part repaid in advance shall be calculated and charged according to the principal amount repaid in advance, the number of days actually used and the execution interest rate agreed in this Contract. Where the borrower makes the repayment in advance, the accrued interest shall not be adjusted;After repayment in advance, Interest will still be charged at the agreed execution rate for loans that have not yet been repaid.

Where the borrower repays in advance, the lender has the right to demand that the borrower pay the amount in advance

/ Pay liquidated damages to the Lender.

Article 8 Representations and warranties of the Borrower

1. The principal qualification of the Borrower shall meet the requirements of relevant laws, regulations and normative documents;

2. The Borrower has been fully authorized to sign this Contract and other relevant documents and has the ability

It is capable of fulfilling its obligations;

3. The execution and performance of this Contract and other relevant documents by the Borrower is or will not violate any laws, regulations and normative documents, nor any other contracts and agreements entered into by the Borrower

Or any obligations undertaken by the Borrower.

4. The Borrower is not currently subject to any outstanding litigation, arbitration or administrative penalties, or against the Borrower Knows that any action, arbitration or administrative penalties may be brought against its assets or earnings;

5. The Borrower shall cooperate with the Lender in loan payment management, post-loan management and relevant inspections;

6. The financial statements provided by the Borrower truthfully reflect the borrower's financial situation;

7. The application materials in this Contract and Guarantee Contract and the relevant information of the Borrower, guarantor,

The statements and warranties of the mortgagor, the pledgor, the mortgagor, the collateral (pledge) and the project are true, complete, legal, valid and accurate, without any false, concealment, misleading statements or material material

Omissions.

Article 9 Rights and Obligations of the Borrower

1. Rights of the Borrower

1. The Borrower has the right to withdraw and use the loan as agreed herein;

2. With the written consent of the Lender, it has the right to transfer the debts hereunder to a third party

Affairs.

Ii. Obligations of the Borrower

1. Documents and materials required by the lender shall be truthfully provided (including account numbers of all opening banks, balance of deposits and loans, utilization of relevant loans, assets, production and business activities,

Internal management and other true information);

2. The financial statements of the previous month shall be provided to the Lender by the 20th day of each month, and the financial statements (or audited financial statements) shall be provided to the Lender within 120 days of the end of each fiscal year

Shall promptly provide the Lender with its own changes and changes;

3. It shall accept and cooperate with the lender in its use of credit funds and related production procedures

Investigation, supervision and inspection of operations and financial activities

4. Opened at the Bank of Jiangsu, Wuxi New Branch (Branch) Co., LTD

Close settlement account;

5. Conduct settlement at home and abroad, settlement and sale of foreign exchange and other intermediary activities at the Lender or its branches in accordance with the proportion not less than the total balance of borrowings hereunder and borrowings of the Borrower from other financial institutions

Business;

6. The loan shall be used in accordance with the purpose and manner agreed in this Contract;

7. The principal, interest and other payable payments of the loan shall be repaid in full and on time as agreed herein

Item;

8. The borrower's name, legal representative/responsible person, domicile, registered capital and other basic letters

In case of any change in interest, the Borrower shall notify the lender in writing within 5 working days after the change of relevant matters;

9. The Borrower or the guarantor has occurred or may occur which may affect its solvency/guarantee ability

The Lender shall be notified in writing immediately of any material adverse event;

10. In the event of major events such as contracting, leasing, change of property rights, transfer of assets, foreign investment, substantial increase in debt financing, merger, division, transfer of equity, application for suspension of business, application for dissolution or bankruptcy, reduction of registered capital or assignment of creditor's rights and liabilities, the Borrower shall immediately inform the lender in writing and obtain written consent of the lender. The Borrower shall implement this Agreement in accordance with the Lender's requirements

Guarantee measures for repayment of the principal, interest and other relevant expenses of the loan under the same item;

11. The total amount of security for the liabilities of a third party shall not exceed the net assets of the borrower Times;

12. If the Borrower is a Group customer, it shall submit a written report to the Lender within 10 days from the date of the occurrence of an affiliated transaction whose amount is more than 10% of the Borrower's net assets, including but not limited to the relevant relationship of the parties to the transaction, the items and nature of the transaction, the amount of the transaction or corresponding thereto

Proportion and pricing basis (including transactions with no amount or only a nominal amount);

13. Insure the lender's property in relation to the loan, as required by the lender, and

Carry out the relevant matters as required by the Lender at the time of the insurance;

14. The Borrower agrees to be executed if this Contract is notarized by a notary office and given the force of enforcement

The people's court shall enforce the contract and waive the right of defense.

Article 10 Rights and obligations of the lender

1. Rights of the Lender

1. The Lender has the right to request the Borrower to provide information and documentation related to the loan hereunder

Materials;

2. The right to ask the borrower to repay the principal and interest of the loan on schedule or in advance;

3. Have the right to know the borrower's basic situation, production and operation situation, financial situation, repayment plan, guarantor and collateral situation, and have the right to obtain relevant information from accounting books and operation records

Make excerpts or copies from

4. Have the right to supervise the Borrower's use of the loan in accordance with the purpose and manner agreed herein;

5. If the Borrower fails to perform the obligations set forth herein, the Lender shall have the right to change the method of payment of the loan and stop issuing the loan that has not been drawn by the Borrower and/or in accordance with the provisions hereof

Require the Borrower to repay the loan in advance or declare all the loan to be due in advance;

6. The lender has the right to withdraw the loan in advance according to the borrower's withdrawal of funds;

7. In the event of contracting, leasing, property right alteration, asset transfer, foreign investment, substantial increase in debt financing, merger, division, equity transfer, business suspension, application for dissolution or dissolution of property, reduction of registered capital, transfer of creditor's rights and debts, merger, acquisition and reorganization, or weakening of repayment ability of the borrower In the event of any major event such as the deterioration of the guarantee ability of the guarantor or any major event that threatens the security of the creditor's rights of the Lender, the Lender shall have the right to require the Borrower to repay in advance the principal and interest of the loan hereunder and pay all other relevant expenses, or to require the Borrower to transfer all debts hereunder to the assignee whom the Lender agrees to accept. Or require the Borrower to provide other matters acceptable to the Lender

Security measures;

8. Unless otherwise agreed by the parties, the Lender shall have the right to determine the order of repayment of the principal or interest or expense in the event that the borrower defaults on the principal, interest and expense of the loan at the same time; In the case of installment repayment, if there are more than one loan due or overdue under this Contract, the Lender has the right to determine the order of repayment of one loan by the Borrower;Where there are multiple loan contracts between the borrower and the lender, the Lender has the right to determine the performance of each repayment by the borrower

The order of contracts;

9. Exercise other rights stipulated by laws, regulations, normative documents and agreed herein. Ii. Obligations of the Lender

1. The Lender shall grant the loan to the Borrower on the terms and conditions agreed herein;

2. The Lender shall keep confidential the financial condition and production and operation of the Borrower, provided that by law

Except as otherwise agreed in regulations and normative documents.

Article 11 Events of breach and treatment

I. During the term of this Contract, any of the following circumstances shall constitute an event of breach hereunder:

1. The Borrower breaches any of the next representations and warranties hereunder;

2. The Borrower fails to fully perform any of its obligations under this Contract and other relevant documents, including but not limited to its failure to pay the principal, interest and other obligations of the loan hereunder in full and on time

Payment;

3. The Borrower fails to change the purpose or misappropriation of the loan as agreed herein or without the consent of the Lender

The borrower borrows money or uses the loan to engage in money laundering, terrorist financing or any other illegal or irregular transactions;

4. The borrower voluntarily or forcibly ceases business, liquidates, cancels, reorganizes, disbands or becomes bankrupt;

5. The Borrower provides false materials or conceals material facts;

6. The Borrower breaches the financial indicators agreed herein;

The deterioration of the borrower's financial condition may affect the security of the loan or the borrower intends to evade and cancel the bank's claims;

8. The borrower's loan project plan is cancelled or cannot be implemented;

9. The Borrower takes advantage of the false contract between it and a third party to extract the lender or other banks

Bank funds or credit;

10. The Borrower has committed or is suspected of engaging in illegal or irregular acts involving or likely to involve litigation,

Arbitration cases and other legal disputes;

11. Violation by the Borrower of any other contract entered into with the Lender or other institution of Bank of Jiangsu Co., Ltd. or any third party, or any dispute arising out of such contract

Litigation or arbitration;

12. The controlling shareholder of the Borrower transfers its shares of the Borrower, or major events occur to the controlling shareholder, actual controller, legal representative or senior management personnel of the Borrower, including but not limited to the occurrence or suspected violation of laws and regulations, involving litigation, arbitration or administrative punishment,

Serious deterioration of its financial condition, declaration of bankruptcy or dissolution, inability to perform its duties, etc.;

13. Default of guarantor, Including, but not limited to, false information provided by the Guarantor, breach of other contracts entered into by the Guarantor with the Lender or other institutions of Bank of Jiangsu Co., Ltd. or a third party, litigation or arbitration arising from disputes arising out of such contracts, forced or voluntary suspension of business, material difficulties in production and operation or material adverse changes in financial condition, or occurrence Or suspected violations of laws and regulations, evasion of bank claims, merger and/or acquisition and reorganization, etc

Circumstances in which he may weaken his ability to guarantee;

14. Other circumstances that endanger or are likely to endanger the security of the creditor's claims.

2. In case of default, the Lender shall have the right to take one of the following actions according to the nature and extent of the default

Or any of the following disposal methods:

1. Require the Borrower to correct the default within a time limit and take remedial measures;

2. Change the payment method of the loans not mentioned herein;

3. Require the Borrower to provide additional security approved by the Lender;

4. Stop the Borrower from continuing to draw, cancel the undrawn loan limit and declare the loan under this contract

If the principal and interest of the loan are due in advance, the loan shall be withdrawn immediately;

5. Require the guarantor to perform the guarantee responsibility or dispose of the collateral (pledge);

6. Declare that all principal and interest under other loan contracts signed between the borrower and the lender and with other branches of Bank of Jiangsu Co., Ltd. are due in advance, and immediately withdraw all loans

Payment;

7. Freeze part or all of the Borrower's deposits and have the right to deduct money from any account opened by the Borrower with branches of Bank of Jiangsu Co., Ltd. at various levels to repay debts and deduct money

In the case of foreign exchange, it shall be converted at the spot buying price published by the lender on the date of deduction;

8. If this contract has been notarized by a notary office and given the effect of compulsory execution, it may be applied to the people's court

Please enforce the contract;

9. Perform other provisions of laws, regulations, normative documents and this contract

Rights.

Article 12 Fees

1. Anything related to this Contract shall include but not limited to credit investigation, notarization, witness, registration, etc

The expenses incurred shall be borne separately according to laws, regulations and normative documents;

2. All expenses incurred by the Lender to collect the principal and interest of the loan due to the Borrower's failure to repay the principal and interest of the loan on time, including but not limited to notice fee, delivery fee, appraisal fee, attorney's fee, legal cost, travel fee, evaluation fee, auction fee, property preservation fee and enforcement fee, shall be borne by the Borrower

Bear.

Article 13 Assignment of Debts

1. Without the written consent of the Lender, the Borrower shall not transfer any of its rights hereunder,

The Borrower shall not assign any of its obligations hereunder to any third party without the Lender's written consent.

2. With the written consent of the Lender, the Borrower assigns its rights and obligations hereunder

To a third party, which shall unconditionally comply with all the terms and conditions of this Contract.

Article 14 Amendment, termination and exercise of Rights under this Contract

1. Unless otherwise agreed herein, such modification shall be made in writing upon mutual agreement of both parties

Or terminate this Contract;

2. During the term hereof, the Lender's tolerance, extension or delay of any breach or delay of the Borrower's rights hereunder shall not prejudice, affect or limit all the rights to which the Lender is entitled as the Lender under this Contract and the relevant laws, regulations and normative documents. Nor shall it be deemed as the Lender's permission or approval of any breach of this Contract or as a waiver of any action taken by the Lender in respect of any existing or future breach 's rights.

Article 15. The Borrower agrees that the creditor's right under this contract shall be given the effect of enforcement after it has been notarized by the contract. If the Borrower fails to perform or fails to fully perform its obligations under the contract, the Lender shall

It may apply to the people's court having jurisdiction for compulsory execution.

Article 16 Anti-money laundering provisions

1. The Borrower undertakes that its application to the Lender for the business under this Contract is true and legal , does not involve money laundering, terrorism or other illegal purposes, and does not violate any applicable provisions regarding

Economic sanctions, trade embargoes, trade controls and other laws and regulations and international treaties, and voluntarily submit to anti-money laundering investigation, timely provide relevant information to ensure the accuracy, authenticity,

And ensure the accuracy, authenticity and completeness of relevant information.

2. The Borrower undertakes that the sources of funds involved in borrowing and repayment from the lender are legal and compliant,

It does not exist or be suspected of money laundering, terrorist financing, tax evasion, fraud and other illegal activities.

3. If the Lender finds or has reasonable grounds to suspect that the Borrower exists or is suspected of any illegal activities such as money laundering, terrorist financing or tax evasion, the Lender may take necessary money laundering risk control measures, including but not limited to suspending the utilization of the loan hereunder, declaring early maturity of the loan and so on. If the Lender has taken risk control measures and the Borrower has violated the anti-money laundering obligations stipulated in this Article, the Lender may give the loan The borrower shall be liable for the losses caused by the lender.

Article 17 Information inquiry and use

1. The Borrower irrevocably authorizes Bank of Jiangsu Co., Ltd. to inquire and use all kinds of information related to the Borrower through, including but not limited to, state administrative organs, government departments, business management agencies, third-party data platforms and network media from the date of signing this Contract to the date of termination of the business hereunder.The Borrower understands that it is obliged to provide such non-open letters

The possible legal consequences arising from the interest.

Ii. Where the Borrower hereby irrevocably undertakes that it has breached its obligations under this Contract, the Lender may submit the information of the debtor's breach of trust to the credit investigation institution and banking association, and authorize the relevant banking association to submit the information of the borrower's breach of trust to the banking financial institution in an appropriate manner

To share and even publicize the information to the society.

Iii. Where the Borrower fails to fulfill repayment obligations in time and in full as agreed herein, the Lender has the right to entrust cooperative agencies, law firms and other legal and compliant third parties to collect on behalf of the Borrower, and the Borrower authorizes and agrees with the Lender to collect, process, use and transfer the Borrower's data and information within the scope of this Contract for the purpose of debt collection and recovery. And share necessary information of the Borrower (such as identity information, contact information, performance information and performance ability judgment information, etc.) with the aforesaid institutions

Share.

Iv. The Borrower voluntarily accepts the joint action taken by the banking financial institution such as the lender to reduce or suspend credit granting, to stop opening new settlement accounts, to stop issuing new credit cards of its legal representative, etc.

Disciplinary and rights protection measures.

Article 18 Notice and service

1. The Borrower acknowledges the mailing address, telephone number, fax number and electronic address listed at the beginning of this Contract

The E-mail address shall be the valid address of service to the Borrower.

2. A notice given to the Borrower shall be deemed to have been served if:

(1) Electronic service (including SMS, E-mail, fax, etc.) provided by the sender

If it shows that the delivery is successful, it shall be deemed to have been delivered;

(2) if the service is delivered by person, the sender shall record the information on the written document or the acknowledgement of service on the spot

The date shall be deemed to be the effective date of service;

(3) by post (including speedpost, regular mail, registered mail, etc.), the fifth calendar day after the date on which the notice was delivered by the sending party or the notice was actually delivered to the relevant address or notice

The date of return (whichever is the later) shall be deemed to have been served;

(4) If the above methods are adopted at the same time, the one that reaches the other party first shall prevail.

3. The following persons shall be the signers of the Lender's notice, including;Oneself, relatives, property management personnel, doormen and security guards of the community and office building where the above address of delivery is located, applicable to the situation where the borrower is a natural person;The unit, the unit shareholders, the unit staff, the above address to the community, the office building property management personnel, guards, security, applicable to the loan

The case of a person as a legal person or an unlegal person organization.

Iv. The above address, method of service and scope of application of the signatory: Including the delivery of all kinds of information, correspondence, attachments, agreements and other documents during the performance of this Contract by the Borrower as well as relevant documents and legal documents in case of disputes arising from this Contract, from the date when the Contract is formed to the date when the debt is completed. Including the first instance, second instance, retrial and execution procedure (including disposal of mortgage, etc.), special procedure and other stages after the dispute enters notarization, arbitration and civil procedure

Service of relevant documents and legal documents.

V. The Borrower shall notify the lender, the people's court, the arbitration organ or the notary organ in writing within 3 working days from the date of the change of the address for service. Before receiving the written notice of change, the Lender, the people's court, the arbitration organ or the notary organ shall send the address in accordance with the above

A notice or document delivered at the address shall be deemed to have been effectively served.

6. If the notice or document is not actually received by the Borrower due to the incorrect address provided or confirmed by the Borrower, the failure to timely notify after the change of the address of service, or the refusal of the party served or the signer to sign for receipt, the notice or document served in accordance with the above agreed manner shall also be deemed

For the purpose of effective service, the Borrower shall bear the risks arising therefrom.

Vii. If a dispute or dispute arising out of this Contract enters into arbitration/civil proceedings, the Borrower responds to the suit and directly submits to the arbitration institution/court the confirmation of the address for service, and the confirmation of the address for service is inconsistent with the address confirmed in this Contract, The confirmed delivery address submitted to the arbitration institution or the court shall prevail (after the delivery address is governed by the mode of service agreed herein and the laws governing service)

If).

Article 19 Application of Law and dispute settlement

The conclusion, validity, interpretation, performance and dispute resolution of this Contract shall be governed by the laws of the People's Republic of China (for the purpose of this Contract only, excluding the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region of the People's Republic of China). In case of any dispute arising from the performance of this Contract, both parties may negotiate or mediate.If negotiation or mediation fails, it shall be stipulated in Item A below

To settle the dispute:

A. file A lawsuit in the people's court of the place where the lender is located;

B. Apply to the/arbitration Commission for arbitration.

C. File a lawsuit with the people's court in the place where the contract is signed.

Article 20 Other matters agreed upon by the parties:

1. The loan under this contract is No. 1 Factory.Line of credit for Factory 1

This contract is a valid attachment to the specific credit facility under this item.

2. Interest and fees other than the principal hereunder shall be tax inclusive.

3. If the Lender is required to entrust any other institution of Bank of Jiangsu to perform its rights and obligations hereunder due to business needs, the Borrower agrees.Other Bank of Jiangsu institutions authorized by the Lender shall have the right to exercise all rights under this Contract and shall have the right to bring disputes under this Contract to court

5. Bring a lawsuit or submit it to an arbitration institution for adjudication.

4. Borrower's financial Metrics Agreement: This column is blank.

5. 5. This field is blank.

5. Matters not covered in this contract shall be subject to laws and regulations, normative documents and state authorities

Interpretation or handling of relevant provisions.

Article 21 Entry into force and termination of the Contract

1. This Contract is signed (signed or sealed) by the legal representatives/responsible persons or authorized representatives of both parties

The Contract shall come into force after it is affixed with the official seal.

2. This Contract shall terminate on the date of full repayment of all principal, interest and related expenses.

Article 22 This Contract is made in two counterparts. The Lender, the Borrower and /

_____Each party shall hold one copy and each copy shall be equally authentic.

8. The Borrower acknowledges that it has read all the terms of this Contract, especially those relating to its rights, obligations and liabilities which have a material interest to the Borrower.The Lender has fully explained and explained the relevant clauses as required by the Borrower, the Borrower has fully known and understood the meaning of the terms hereof and the corresponding legal consequences, fully accepts and signs all the terms hereof

This contract indicates that the Lender is willing to be bound by this contract and to assume the corresponding responsibilities.

(The following is the signature office, without text)

(This page, left blank, is Working Capital Loans No. : JK022222000665

Signing page of the Contract)

Borrower (official seal):

Legal representative/person in charge

Or authorized representative (signature and seal):

Lender (official seal):

Legal representative/responsible person

Or authorized representative (signature and seal):

Date of signature: March 15, 2022

This contract is signed by the above parties at the place where this contract is signed: Xinwu District, Wuxi City.

Edition 202107

Letter to the Guest

Dear Customers,

In accordance with relevant regulations of the China Banking and Insurance Regulatory Commission and Bank of Jiangsu Co., LTD. (hereinafter referred to as the "Bank"), the following behaviors are strictly prohibited by our employees:

1. Organizing and participating in illegal fund-raising activities;

2. Introducing institutions and individuals to participate in loan sharking or issuing loan sharking to institutions and individuals;

3. Borrow money from clients;

4. Directly or disguised participation in private lending, providing credit for the private lending of clients or their related parties

Guarantee or matchmaking;

5. Charge other fees in addition to the normal financing cost in the process of business handling;

6. Borrowing transitional funds from customers' accounts, or using their own, relatives' and other related accounts for customers' transitional funds;

7. Taking part-time jobs or receiving remuneration for clients or their related parties;

8. Selling products of third party organizations without authorization of the Bank or signing commission sales agreement;

9. Illegally handling business on behalf of customers, illegally keeping and delivering important articles on behalf of customers;

10. Accepting or demanding improper benefits, or illegally delivering benefits.

To protect your rights and interests, the Bank solemnly reminds you of the following:

The above matters are prohibited by the Bank's regulations. Any of the above actions of any of the Bank's employees, no matter for what reason, are their personal actions and do not represent the will of the Bank. Please be careful.

Any nominal fees and any form of deposit charged to you by any other institution or individual have nothing to do with Bank of Jiangsu Co., LTD. Bank of Jiangsu Co., Ltd. shall not assume all legal liabilities arising therefrom.

You are requested to supervise the staff of the Bank. If you find any of the above, please send a report to the Bank via our special email, jsyhdflz@jsbchina.cn, or call the Party Conduct and Integrity Building Office of the Bank (Tel: 025-51811967). The Bank will maintain strict confidentiality.

Bank of Jiangsu Co., LTD

I (our company) confirm that I am aware of and have carefully read all the contents of this Letter to Customers, understand and accept the risks presented by your bank, and actively assist your bank in supervising the behavior of your employees.

Customer's Signature:

Date of signing: March 15, 2022

Edition 202105

Letter of Undertaking for Use of Credit Funds

Bank of Jiangsu Co., LTD:

I/we hereby undertake to extend credit with your bank as follows:

1. The credit funds shall only be used for my/our business turnover, and shall not be used in any form for the purchase of real estate, equity investment, or the fields and uses that violate the national credit policies, and shall not be used for investment in stocks, bonds, futures, financial derivatives and asset management products Illegal activities.

2. Your bank reserves the right to request me/us to provide proof of the use of the credit. If I/we are aware of the risks of using the credit fund in violation of the purpose agreement, if I/we change the purpose of the credit fund without your consent or misappropriate the credit fund to the real estate and other prohibited areas mentioned in Article 1 of this commitment letter, you have the right to terminate the contract in advance and immediately withdraw the loan or take out the loan

Take measures such as lowering the line of credit and investigating the corresponding legal liability.

Types of documents *; Document number *;

(the official seal shall be affixed when the promisor is a unit, and the information marked "*" shall not be filled in)